EXHIBIT 10.10

EXECUTION VERSION

ADDENDUM NO.1

DATED 10 DECEMBER 2007

GLOBAL SHIP LEASE INC

THE COMPANIES LISTED IN PART 1 OF SCHEDULE 1

as Original Borrowers

FORTIS BANK (NEDERLAND) N.V.

CITIGROUP GLOBAL MARKETS LIMITED

HSH NORDBANK AG

DNB NOR BANK ASA

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

as Mandated Lead Arrangers

FORTIS BANK (NEDERLAND) N.V.

as Facility Agent

relating to a US$800,000,000 revolving credit facility agreement dated 10 December 2007

THIS ADDENDUM NO.1 is dated 10 December 2007

BETWEEN:

(1)	GLOBAL SHIP LEASE INC, a corporation incorporated according to the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the Representative Borrower);

(2)	THE COMPANIES listed in Part 1 of Schedule 1, each of which is a corporation or a limited liability company formed according to the law of the country indicated against its name in Part 1 of Schedule 1, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, for the Marshall Islands Borrowers, at 16 Pantelis Catelaris Street, Diagoras House 7th Floor, 1097 Nicosia, Cyprus for the Cypriot Borrowers and at 788/790 Finchley Road, London, NW11 7TJ for GSLS (each an Original Borrower and together with the Representative Borrower, the Original Borrowers);

(3)	FORTIS BANK (NEDERLAND) N.V., CITIGROUP GLOBAL MARKETS LIMITED, HSH NORDBANK AG, DNB NOR BANK ASA AND SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH as mandated lead arrangers (in this capacity the Mandated Lead Arrangers);

(4)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(5)	FORTIS BANK (NEDERLAND) N.V. as facility agent and, in relation to the Security Documents, security trustee (in this capacity the Facility Agent) of Blaak 555, 3011 GB, Rotterdam, The Netherlands acting for the purpose of this Addendum No.1 through its office at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands.

BACKGROUND

(A)	The parties to this Addendum No.1 have entered into a US$800,000,000 revolving credit facility agreement of even date (the Credit Agreement).

(B)	It is a condition to any drawdown under the Credit Agreement that the Representative Borrower has successfully completed an IPO resulting in minimum gross proceeds of US$300,000,000 and continues to be listed on the NYSE or NASDAQ.

(C)	The Representative Borrower has informed the Lenders that the IPO has been postponed but that, notwithstanding such postponement, the Borrowers wish to be able to drawdown under the Facility in advance of the IPO being completed in order to purchase certain of the Vessels as listed in Schedule 1 Part 1.

(D)	The Lenders have agreed that, conditional on the Borrowers and the Corporate Guarantor entering into this Addendum No.1 and the Corporate Guarantee respectively, the Borrowers are able to drawdown under the Facility conditional on the terms and conditions of this Addendum No.1, the Credit Agreement (as amended and supplemented by this Addendum No.1) and the Corporate Guarantee.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Credit Agreement definitions

Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Addendum No.1, the same meaning in this Addendum No.1.

1.2	Other definitions

In this Addendum No.1:

CMA Side Letter means the side letter of even date issued by the Corporate Guarantor in favour of the Facility Agent whereby the Corporate Guarantor undertakes to pay commitment fees accruing in favour of the Lenders pursuant to clause 23.1 of the Credit Agreement in the period prior to the Corporate Guarantee being entered into.

Corporate Guarantee means the guarantee and indemnity to be granted by the Corporate Guarantor in favour of the Facility Agent.

Corporate Guarantor means CMA CGM S.A., a French société anonyme whose registered office is at 4 quai d’Arenc, 13002 Marseille.

Pre-IPO Period means the period from the date of the Credit Agreement until the date on which the Representative Borrower has completed a Successful IPO and the conditions precedent referred to in Clause 9.1 have been satisfied.

Successful IPO means the completion, on or before 30th June 2008, of an IPO in respect of the Representative Borrower which results in minimum gross proceeds of US$300,000,000 being received by the Representative Borrower and in the Representative Borrower being, and continuing to be, listed on the NYSE or NASDAQ, provided always that immediately following such completion, taking the IPO, and the effects of the IPO, into account and reading and construing the Credit Agreement as if the same had not been amended by this Addendum No.1 (other than by those amendments which survive the completion of a Successful IPO in accordance with Clause 9.1):

(i)	no Event of Default has occurred and is continuing; and

(ii)

the Representative Borrower is in compliance with the Financial Covenants set out in clause 17 of the Credit Agreement (on the basis that the Financial Covenants in clauses 17.3, 17.4 and 17.5 of the Credit Agreement are tested by reference to the then latest consolidated management accounts of the Representative Borrower and its subsidiaries (updated to take account of vessel purchases and any changes in financing arrangements since the date to which such accounts are prepaid including the occurrence of the IPO) and the financial covenant in clause 17.6 of the Credit Agreement is tested by reference to the cumulative financial results of the Representative Borrower for the period from 1st January 2008 up to the date to which the latest consolidated management accounts of the Representative Borrower and its Subsidiaries are prepared.

1.3	Construction

The principles of construction set out in clause 1.2 of the Credit Agreement will have effect as if set out in this Addendum No.1.

1.4	Finance Document

Each of this Addendum No.1, the Corporate Guarantee and the Credit Agreement as amended and supplemented by this Addendum No.1 is a Finance Document.

2.	PRE-IPO PERIOD

During the Pre-IPO Period, the Credit Agreement shall be read and construed as amended and supplemented by the terms of this Addendum No.1. The Credit Agreement will remain in full force and effect as so amended and supplemented by the terms of this Addendum No.1 and the Credit Agreement and this Addendum No.1 will be read and construed as one document. To the extent that the Credit Agreement is inconsistent with the terms of this Addendum No.1, the terms of this Addendum No.1 shall prevail.

3.	MAXIMUM DRAWDOWN AMOUNT

Notwithstanding clause 2.1 of the Credit Agreement, the maximum principal amount of the Facility which can be drawndown during the Pre-IPO Period is four hundred and one million one hundred thousand Dollars (US$401,100,000).

4.	PURPOSE OF LOANS

A Loan drawndown during the Pre-IPO Period may be used only in or towards financing the cost of acquiring the Identified Vessels listed in Part 1 of Schedule 1 to the Credit Agreement and for no other purpose and clause 2.2 of the Credit Agreement shall not apply.

5.	HEDGING ARRANGEMENTS

During the Pre-IPO Period, the Borrowers shall have no obligation to comply with the terms of clause 16.36 of the Credit Agreement, and the condition precedent referred to in clause 3.1(e) of the Credit Agreement shall be disapplied. However, to the extent that the Borrowers decide, during the Pre-IPO Period, to enter into hedging arrangements in respect of the interest accruing on any or all of the outstanding Loans:

(a)	the Representative Borrower shall give each of Fortis Bank (Nederland) N.V., Citibank International plc and HSH Nordbank AG the right to match a quote from other financial institutions in respect of any such hedging arrangements; and

(b)	the Borrowers shall, forthwith upon entering into Swap Agreements in respect of any such hedging arrangements as are referred to in (a) above, enter into a Swap Agreement Assignment in respect of each such Swap Agreement and comply with the terms of such Swap Agreement Assignment.

6.	CONDITIONS PRECEDENT

6.1	It shall be a condition precedent to the effectiveness of this Addendum No.1 that the Corporate Guarantor has entered into and delivered to the Facility Agent the CMA Side Letter.

6.2	It shall be a condition precedent to any drawdown under the Facility during the Pre-IPO Period that:

(a)	the Corporate Guarantor has entered into the Corporate Guarantee and the same remains in full force and effect; and

(b)	the Corporate Guarantor and the Representative Borrower have provided evidence satisfactory to the Facility Agent that the Corporate Guarantor has provided funding (by way of fully subordinated shareholder loans) to the Representative Borrower (and the Representative Borrower has provided funding by way of fully subordinated shareholder loans to each Borrower which is the owner of a relevant Identified Vessel) for the balance (if any) of the purchase price of each Identified Vessel to be financed by the relevant drawdown in excess of the amount which the Borrowers are entitled to drawdown under the Credit Agreement in respect of that Identified Vessel.

7.	REPRESENTATIVE BORROWER FINANCIAL COVENANTS

The financial covenants of the Representative Borrower set out in clause 17 of the Credit Agreement shall cease to be applicable and shall not be tested, during the Pre-IPO Period.

8.	SPECIFIC AMENDMENTS TO CREDIT AGREEMENT

For the duration of the Pre-IPO Period, the following specific amendments shall be made to the Credit Agreement.

8.1	Definitions

In the definitions in clause 1.1 of the Credit Agreement, the following amendments shall be made:

(a)	a definition of Corporate Guarantee shall be added reading as follows:

“Corporate Guarantee means the guarantee and indemnity to be entered into prior to the first Utilisation Date in the form of Appendix 1 to Addendum No.1 dated 10th December 2007 and to be granted by CMA CGM in favour of the Facility Agent”;

(b)	in the definition of Change of Control, the words “following the IPO” in the first line shall be deleted;

(c)	in the definition of Asset Purchase Agreement, the words “as amended and restated” shall be inserted at the end of the definition;

(d)	in the definition of Availability Period, the words “Closing Date” shall be deleted and replaced with the words “the date of this Agreement;”;

(e)	the definition of Delivered Vessels shall be amended to read as follows:

“Delivered Vessels means each vessel acquired or to be acquired by each relevant Borrower pursuant to the Asset Purchase Agreement being some or all of the vessels listed under the heading Delivered Vessels in Part 1 of Schedule 1(Original Parties).”

(f)	the definition of Delivery Date shall be amended to read as follows:

“Delivery Date means, (i) in respect of a Delivered Vessel or a Subsequent Vessel, if a Loan is drawndown in respect of that Delivered Vessel or Subsequent Vessel, the date of actual delivery of that Delivered Vessel or Subsequent Vessel to the relevant Borrower and if no Loan is drawndown in respect of that Delivered Vessel or Subsequent Vessel, the first Utilisation Date under this Agreement; and (ii) in respect of an Additional Vessel, the date of actual delivery of that Additional Vessel to the relevant Borrower or, as the case may be the date the Vessel can first be considered to be an Additional Vessel in accordance with clause 3.1(h) (Conditions Precedent).”

(g)	the definition of Hedged Portion shall be amended to read as follows, where the words in square brackets shall only be included in such amended definition following the Pre-IPO Period:

“Hedged Portion means the amount equal to the amount of outstanding Loans under the Facility in respect of which the obligation to pay interest is hedged pursuant to a Swap Agreement, [being not less than 50% of such amount].”

(h)	a reference to the Corporate Guarantee and this Addendum No.1 shall be added to the list of documents in the definition of Finance Documents; and

(i)	references in the Credit Agreement to “this Agreement” shall refer to the Credit Agreement as amended by this Addendum No. 1.

8.2	Clause 1.3

A new clause 1.3 shall be added to the Credit Agreement reading as follows:

“1.3	French terms

In this Agreement, a reference to:

(a)	a winding-up, administration or dissolution includes a redressement judiciaire, cession totale de l’entreprise, liquidation judiciaire or a procédure de sauvegarde under Livre Sixième of the French Commercial Code;

(b)	a composition, assignment or similar arrangement with any creditor includes a procédure de conciliation and mandat ad hoc under Livre Sixième of the French Commercial Code;

(c)	a compulsory manager, receiver, administrator includes an administrateur judiciaire, mandataire ad hoc, conciliateur and mandataire liquidateur or any other person appointed as a result of any proceedings described in paragraphs (a) and (b) above;

(d)	a guarantee includes any cautionnement, aval and any garantie which is independent from the debt to which it relates;

(e)	a lease includes an opération de crédit-bail;

(f)	a reconstruction includes any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with Articles L.236-1 to L.236-24 of the French Commercial Code;

(g)	a Security includes any type of security (sûreté réelle) and transfer by way of security; and

(h)	a person being unable to pay its debts includes that person being in a state of cessation des paiements.”

8.3	Clause 3.1

In clause 3.1(f) the words “or refinancing” shall be inserted after the words “towards financing”.

8.4	Clause 12.4

In clause 12.4, the reference to “the Closing Date” in the second line shall be deleted and replaced with a reference to “the date of this Agreement”.

8.5	Representations

The representations of the Borrowers in clause 14 of the Credit Agreement shall be read and construed with the following amendment:

(a)	a new sub-paragraph (d) shall be added to clause 14.2 reading as follows:

“(d) CMA CGM is the legal and beneficial owner of all of the share capital of the Representative Borrower”.

8.6	Information Covenants

The information covenants of the Borrower in clause 15 of the Credit Agreement shall be read and construed such that the first and second Compliance Certificates to be provided by the Representative Borrower pursuant to clause 15.3(a) shall not be required to contain paragraph 3 thereof.

8.7	General Covenants

The general covenants of the Borrowers in clause 16 of the Credit Agreement shall be read and construed with the following amendments:

(a)	clause 16.7(b) shall not apply and shall be replaced by the following:

“CMA CGM shall, at all times, remain the legal and beneficial owner of all of the issued shares in the Representative Borrower”;

(b)	in clause 16.15(c)(i), the reference to “the Closing Date” shall be replaced by a reference to “the date of this Agreement”;

(c)	in clause 16.35 the words “amend or agree to” shall be deleted and replaced with the words “make, or agree to make,”.

(d)	clause 16.36 shall be read and construed in accordance with Clause 5 above.

8.8	Valuation

In clause 18.2(a) of the Credit Agreement, the reference to “the Closing Date” shall be replaced by a reference to “the date of this Agreement or such other date as agreed between the Representative Borrower and the Facility Agent (acting on the instructions of the Majority Lenders)”.

8.9	Events of Default

The Events of Default in clause 19 of the Credit Agreement shall be read and construed with the following amendments:

(a)	The words “or CMA CGM” shall be added after “Borrower” in clause 19.2 (first line), clause 19.4 (first line), clause 19.6 (first line), clause 19.7 (second line), clause 19.10 (first line), clause 19.11 (first line), clause 19.12(a), (b) and (d) (first line in each case);

(b)	clause 19.3:

(i)	paragraph (a)(D) shall be deleted;

(ii)	a new paragraph (b) shall be added reading as follows:

“(b) CMA CGM does not comply with any terms of any Finance Document to which it is a party unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within seven (7) Business Days of the Facility Agent giving notice to CMA CGM.

The Borrowers acknowledge that for the purposes of paragraph (i) above, non-compliance by CMA CGM with Clause 11.15 (Financial Covenants) of the Corporate Guarantee shall not be capable of remedy”;

(c)	In clause 19.5:

(i)	the words “or CMA CGM” shall be added after “Borrower” in the first line and the following shall be added at the end of the Clause:

“or US$45,000,000 or its equivalent (in the case of CMA CGM)”;

(ii)	references to Financial Indebtedness as these words are defined in the Credit Facility are not applicable to the Corporate Guarantor; and

(iii)	references to Financial Indebtedness shall mean for the Corporate Guarantor:

“Financial Indebtedness” means, in relation to the Corporate Guarantor, a liability for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

(d)	In clause 19.8, the following shall be added at the end:

“or it appears to the Majority Lenders that, without their prior consent, a change has occurred (or probably has occurred) after the date of this Agreement in the ultimate beneficial ownership of any of the shares in CMA CGM or in the ultimate control of the voting rights attaching to any of those shares such that those persons certified to the Lenders as of the date of this Agreement as being the shareholders in CMA CGM (or, if different, those persons who control the voting rights attaching to the shares in CMA CGM) hold, directly or indirectly less than 67% of such shares or voting rights attaching to such shares”; and

(e)	The words, “CMA CGM” shall be added after “Borrower” in clause 19.12(c) (second line).

8.10	Commitment Fee

In clause 23.1 of the Credit Agreement, the references in paragraphs (a) and (b) to “the Closing Date” shall be replaced by references to “the date of this Agreement”.

8.11	Continuation of Corporate Guarantee

In clause 28.3 of the Credit Agreement, a new paragraph (e) shall be added reading as follows:

“(e)	For the purposes of Article 1278 et seq of the French Civil Code, the Corporate Guarantee will continue in full force and effect in favour of the Facility Agent following any novation under this Clause. A novation under this Clause is a novation (novation) within the meaning of Article 1271 et seq. of the French Civil Code.”

8.12	Initial Conditions Precedent Documents

Schedule 2 Part 1 shall be amended by:

(a)	Inserting the words “if applicable” at the end of paragraph 3(d); and

(b)	adding the following additional initial conditions precedent documents:

“7.	CMA CGM

(a) A certified copy* of the constitutional documents (statut) of CMA CGM together with (i) an up to date Certificate of Registry (extrait K-bis) dated no more than ten (10) Business Days prior to the date of this Agreement and (ii) a non bankruptcy certificate (certificate de non faillite) dated no more than ten (10) Business Days prior to the date of this Agreement.

(b) A certified copy* of a resolution of the supervisory board (conseil de surveillance) board of directors (directoire) of CMA CGM:

(i)	approving the terms of, and the transactions contemplated by, each Finance Document to which CMA CGM is a party and resolving that it executes each such Finance Document, then to be executed;

(ii)	authorising a specified person or persons to execute each Finance Document on its behalf to which it is to be a party, then to be executed; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each Finance Document to which it is to be a party, then to be executed.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b).

8.	Finance Documents

A duly executed original of the Corporate Guarantee.

9.	Other Documents

(a)	A letter from CMA CGM UK Limited at its registered office for the time being, presently 75 King William Street, London, EC4N 7BE agreeing to its appointment as process agent for CMA CGM under the Finance Documents to which CMA CGM is to be a party.

(b)	Confirmation from the Lenders that they have satisfied all of their “know your customer” requirements in relation to CMA CGM.

10.	Legal opinions

A legal opinion of Allen & Overy LLP, Paris office, French legal advisors to the Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders in respect of CMA CGM and the Corporate Guarantee.”

8.13	Identified Vessel Condition Precedent Documents

Schedule 2 Part 2 shall be amended by:

(a)	inserting the words “if applicable” at the end of paragraph 2(d); and

(b)	deleting paragraph 6(a).

8.14	Schedules 4, 6, 7 and 8

In Schedules 4, 6, 7 and 8, the definition of the Facility Agreement shall be amended to read:

“US$800,000,000 Facility Agreement dated [ ]December 2007 as amended and supplemented by an Addendum No.1 of even date (the Facility Agreement)”.

In schedule 4 Part 1, the Corporate Guarantor will co-sign any Form of Request under the Credit Facility with the Authorised Signatory of the Borrower.

9.	COMPLETION OF SUCCESSFUL IPO

9.1	Cancellation of Amendments and Supplements

Notwithstanding the provisions of Clause 8.11, upon the completion of a Successful IPO, and subject to satisfaction of the conditions precedent referred to in Clause 9.2, the amendments and supplements made to the Credit Agreement by this Addendum No.1, other than the amendments made to (i) the definitions of Asset Purchase Agreement, Availability Period, Delivered Vessels,

Delivery Date, Hedged Portion including the words in square brackets and (ii) clauses 3.1, 10.1(d), 12.4 and 16.35 of, and Schedules 4, 6, 7 and 8 to the Credit Agreement shall cease to have effect, the Corporate Guarantee shall fall away, be cancelled and be returned to the Corporate Guarantor in accordance with the provisions of clause 2.3 of the Corporate Guarantee and the Credit Agreement, free of any amendments and supplements by this Addendum No.1, shall continue in full force and effect as amended in accordance with paragraphs (i) and (ii) above but otherwise in accordance with its original terms.

9.2	Conditions Precedent

In the event that a Successful IPO is completed prior to the date referred to in Clause 10.2, it shall be a condition precedent to the Facility continuing, the Corporate Guarantee being cancelled and the terms of the Credit Agreement reverting to the amended terms of the Credit Agreement described in Clause 9.1 above that:

(a)	the Borrowers enter into hedging arrangements complying, and otherwise comply, with the terms of clause 16.36 of the Credit Agreement (in its original form and not as amended by Clause 5 of this Addendum No.1) (the minimum amount required to be hedged under such clause 16.36 of the Credit Agreement being measured by reference to the outstanding Loans following the anticipated prepayment by the Borrowers from the proceeds of the IPO;

(b)	all Swap Banks and the Borrowers accede to the DPP (if not already parties); and

(c)	the Borrowers enter into Swap Agreement Assignments in respect of any Swap Agreements then entered into (to the extent they have not already done so) and comply with the terms of such Swap Agreement Assignments.

9.3	Repayment of Shareholder Loans

In the event that a Successful IPO is completed prior to the date referred to in Clause 10.2 and provided that the conditions precedent referred to in Clause 9.2 have been satisfied in full, the Representative Borrower shall repay within three Business Days of the date of the settlement of the IPO, to the Corporate Guarantor the funding which the Corporate Guarantor provided in accordance with Clause 6.2(b) above either by way of issuing shares to the Corporate Guarantor and/or paying the Corporate Guarantor cash out of the proceeds of the IPO.

10.	FAILURE TO COMPLETE A SUCCESSFUL IPO

10.1	In the event that a Successful IPO has not been completed by 31st May 2008, the Representative Borrower, the Corporate Guarantor and the Facility Agent (acting on the instructions of all of the Lenders) shall enter into good faith discussions with a view to coming to an agreement on the terms on which the Facility could be converted into a fully amortising term loan (but with no obligation on the part of any Party to agree to such a concession).

10.2	In the event that by 30th June 2008, (i) a Successful IPO has not been completed, nor (ii) has agreement on the terms on which the Facility could be converted into a fully amortising term loan been reached, then the Borrowers shall, on 30th June 2008, prepay all of the Loans then outstanding in full (together with any and all other amounts outstanding under the Finance Documents, whether in respect of fees, costs, interest, Break Costs or otherwise howsoever) and the Commitments of each of the Lenders will be immediately and completely cancelled. No amount so prepaid may be reborrowed and the provisions of clause 6.9 of the Credit Agreement shall apply to such prepayment and cancellation.

11.	TAX GROSS-UP

With effect from the date of this Addendum No.1, clause 10.1(d) of the Credit Agreement shall be read and construed with the addition of the following proviso:

“provided always that, in the event that Industrial and Commercial Bank of China becomes a Lender, the provisions of this Clause 10.1(d) shall not apply in respect of any Tax Deduction which has to be made in respect of any payment to, or in respect of, Industrial and Commercial Bank of China as a Lender (it being understood that this proviso is personal to Industrial and Commercial Bank of China and no person to whom Industrial and Commercial Bank of China may transfer its Commitment or any part shall have the benefit of this proviso). Whilst and for so long as it is a Lender, Industrial and Commercial Bank of China shall use all reasonable endeavours to minimise, and keep at a minimum, any Tax Deduction which has to be made in relation to any payment to, or in respect of, Industrial and Commercial Bank of China as a Lender.”

The amendment effected by this Clause 11 shall apply both during the Pre-IPO Period and thereafter for so long as the Credit Agreement is in effect.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Addendum No.1 is governed by English law.

12.2	The provisions of clause 37 of the Credit Agreement shall apply to this Addendum No.1 as if they were set out in this Addendum No.1.

13.	COUNTERPARTS

This Addendum No.1 may be executed in any number of counterparts and by facsimile or scanned copies provide that original signed copies are provided within a reasonable period of time thereafter. This has the same effect as if the signatures on the counterparts were on a single copy of this Addendum No.1.

THIS ADDENDUM NO.1 has been entered into on the date stated at the beginning of this Addendum No.1.

SIGNATORIES

Representative Borrower

GLOBAL SHIP LEASE INC

By:	/s/ Susan Cook

Original Borrowers

GLOBAL SHIP LEASE 1 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 2 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 3 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 4 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 5 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 6 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 7 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 8 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 9 LIMITED

By:	/s/ Susan Cook

GLOBAL SHIP LEASE 10 LIMITED

By:	/s/ Susan Cook

GSL ALCAZAR INC

By:	/s/ Susan Cook

GSL CHÂTEAU D’IF INC

By:	/s/ Susan Cook

GLOBAL SHIP LEASE SERVICES LIMITED

By:	/s/ Susan Cook

Original Lenders

FORTIS BANK (NEDERLAND) N.V.

By:	/s/ K.H. Wallien

/s/ A.C.A.J. Biesbroeck

CITIBANK N.A., LONDON BRANCH

By:	/s/ Luc Vrettos

HSH NORDBANK AG

By:	/s/ Stefanie Berger

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	/s/ Paul Grosjean

DNB NOR BANK ASA

By:	/s/ D. Grant

/s/ K. Field

KFW

By:	/s/ Schmid

/s/ Jellestad

The Mandated Lead Arrangers

FORTIS BANK (NEDERLAND) N.V.

By:	/s/ K.H. Wallien

/s/ A.C.A.J. Biesbroeck

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Luc Vrettos

HSH NORDBANK AG

By:	/s/ Stefanie Berger

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	/s/ Paul Grosjean

DNB NOR BANK ASA

By:	/s/ D. Grant

/s/ K. Field

The Facility Agent

FORTIS BANK (NEDERLAND) N.V.

By:	/s/ K.H. Wallien

/s/ A.C.A.J. Biesbroeck